UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2006

PROTOCALL TECHNOLOGIES INCORPORATED
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-51111	41-2033500
(Commission File Number)	(IRS Employer Identification No.)

47 MALL DRIVE
COMMACK, NEW YORK	11725-5717
(Address of Principal Executive Offices)	(Zip Code)

(631) 543-3655
(Registrant's telephone number, including area code)

___________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2006, Protocall Technologies Incorporated amended its Securities Purchase Agreement, dated as of August 8, 2006, with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the “Agreement”). Pursuant to Amendment No. 1 to the Agreement, a copy of which is filed as an exhibit hereto:

•
Investors agreed to fund to Protocall $600,000 of the subsequent investment referred to in the Agreement on September 28, 2006, instead of upon the filing of Protocall’s contemplated registration statement;

•	Harborview Master Fund, LP was added as an investor, with all of the rights and obligations of the other investors, purchased convertible notes and warrants; and

•	With the additional investor, the aggregate principal amount of notes under the Agreement was increased to $2,335,000 from $2,000,000.

The proceeds of this funding will be used to purchase movie and television show product masters and inventory.

The funding was completed through a private placement to 5 accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 1, dated as of September 28, 2006, to Securities Purchase Agreement, dated as of August 8, 2006, by and among Protocall Technologies Incorporated and each of AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Harborview Master Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2006

PROTOCALL TECHNOLOGIES INCORPORATED

By: /s/ Bruce Newman
Bruce Newman
President and Chief Executive Officer